Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Information

The following financial information and related notes present the unaudited pro forma condensed combined balance sheets and statements of operations based upon the combined historical financial statements of Alaska Air Group, Inc., ("Air Group") and Hawaiian Holdings, Inc., (“Hawaiian”), after giving effect to Air Group’s purchase of all the issued and outstanding shares of Hawaiian by means of a merger (the “Merger”). The information is intended to reflect the impact of the Merger on Air Group on a pro forma basis as of and for the periods indicated. Historical financial and operating data of Air Group and Hawaiian for the year ended December 31, 2023 are derived from their respective audited consolidated financial statements for the year then ended. Historical financial and operating data of Air Group and Hawaiian for the six months ended June 30, 2024 are derived from their unaudited consolidated financial statements for the six-month period then ended. In this pro forma condensed combined financial information, Air Group and Hawaiian, after giving effect to the Merger, are collectively referred to as “the Combined Company.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 shows the combined financial position of Air Group and Hawaiian as if the Merger had been consummated on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the six months ended June 30, 2024 reflect the Merger as if it had occurred on January 1, 2023, the beginning of the earliest period presented. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Air Group considered the acquirer of Hawaiian for accounting purposes.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Merger were prepared in accordance with business combination accounting guidance in Accounting Standards Codification ("ASC") 805, Business Combinations. These adjustments reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon provisional estimates of fair values. The assumptions used are set forth in the notes to the unaudited pro forma condensed combined financial information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed and as warranted by changes in current conditions and future expectations. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

•the accompanying notes to the unaudited condensed combined pro forma financial information;

•the separate historical audited consolidated financial statements of Air Group as of and for the fiscal year ended December 31, 2023, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on February 14, 2024;

•the separate historical audited consolidated financial statements of Hawaiian as of and for the fiscal year ended December 31, 2023, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K as filed with the SEC on February 15, 2024, portions of which are incorporated herein by reference;

•the separate historical unaudited consolidated interim financial statements of Air Group as of and for the six months ended June 30, 2024 included in its Quarterly Report on Form 10-Q as filed with the SEC on August 2, 2024;

•the separate historical unaudited consolidated interim financial statements of Hawaiian as of and for the six months ended June 30, 2024 included in its Quarterly Report on Form 10-Q as filed with the SEC on July 31, 2024, portions of which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the combined historical consolidated financial statements that are (i) directly attributable to the Merger, and (ii) considered reasonable and supportable. Until the Merger was completed, Alaska and Hawaiian were limited in their ability to share certain information. As of the date of this offering memorandum, Alaska has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Hawaiian’s accounting policies to Alaska’s accounting policies. The assumptions and estimates used to make the preliminary pro forma adjustments are described in the notes accompanying these unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Merger had been consummated on the dates indicated or that the Combined Company may achieve in future periods. Specifically, the unaudited pro forma condensed combined financial information does not include any projected synergies expected to be achieved as a result of the Merger or any associated costs that may be incurred to achieve any projected synergies. The unaudited pro forma condensed combined financial information also exclude the costs associated with any integration activities that may result from the Merger.

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in millions)	Historical Alaska Air Group	Historical Hawaiian	Reclassification and Policy Adjustments		Pro Forma Adjustments		Condensed Combined Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$1,115	$510	$—		$(997)	(a)	$628
Restricted cash	—	17	17	(a)	—		34
Marketable securities	1,394	746	—		—		2,140
Total cash and marketable securities	2,509	1,273	17		(997)		2,802
Receivables – net	370	111	3	(b)	—		484
Income taxes receivable	—	3	(3)	(b)	—		—
Inventories and supplies – net	106	71	—		—		177
Prepaid expenses	179	79	(9)	(c)	—		249
Other current assets	212	—	4	(d)	—		216
Total Current Assets	3,376	1,537	12		(997)		3,928

Property and Equipment
Aircraft and other flight equipment	10,734	—	2,757		(395)	(b)	13,096
Other property and equipment	1,941	—	432		(8)	(b)	2,365
Deposits for future flight equipment	383	—	208		—		591
	13,058	—	3,397		(403)	(b)	16,052
Less accumulated depreciation and amortization	(4,537)	—	(1,192)		—		(5,729)
Total Property and Equipment - Net	8,521	2,200	5	(e)	(403)		10,323

Other Assets
Assets held-for-sale	—	1	(1)	(f)	—		—
Operating lease assets	1,142	372	—		(22)	(c)	1,492
Goodwill and intangible assets	2,033	14	—		720	(d)	3,498
					731	(e)
Long-term prepayments and other	—	119	(119)	(g)	—		—
Other noncurrent assets	270	—	120	(h)	(29)	(f)	344
			(17)	(a)
Total Other Assets	3,445	506	(17)		1,400		5,334

Total Assets	$15,342	$4,243	$—		$—		$19,585

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$203	$200	$(163)	(i)	$35	(g)	$275
Accrued wages, vacation and payroll taxes	513	—	135	(j)	—		648
Air traffic liability	1,576	—	574	(k)	—		2,150
Other accrued liabilities	852	173	16	(l)	4	(h)	1,045
Deferred revenue	1,312	—	223	(m)	—		1,535
Current portion of operating lease liabilities	153	75	—		2	(i)	230
Current maturities of finance lease obligations	—	9	(9)	(n)	—		—
Current portion of long-term debt and finance leases	359	132	9	(n)	(9)	(j)	491
Air traffic liability and current frequent flyer deferred revenue	—	793	(793)	(o)	—		—
Total Current Liabilities	4,968	1,382	(8)		32		6,374

Long-Term Debt, Net of Current Portion	2,313	2,068	54	(p)	(143)	(j)	4,292

Noncurrent Liabilities
Noncurrent finance lease obligations	—	54	(54)	(p)	—		—
Long-term operating lease liabilities, net of current portion	1,050	267	—		6	(i)	1,323
Deferred income taxes	746	53	—		68	(k)	867
Deferred revenue	1,329	296	5	(q)	—		1,630
Obligation for pension and post-retirement medical benefits	358	144	8	(r)	—		510
Other liabilities	352	84	(5)	(q)	(13)	(l)	418
Total Noncurrent Liabilities	3,835	898	(46)		61		4,748

Commitments and Contingencies

Shareholders' Equity
Common stock	1	1	—		(1)	(m)	1
Capital in excess of par value	757	296	—		(296)	(m)	757
Treasury stock	(868)	—	—		—		(868)
Accumulated other comprehensive loss	(287)	(77)	—		77	(m)	(287)
Retained earnings	4,623	(325)	—		270	(m)	4,568
	4,226	(105)	—		50		4,171
Total Liabilities and Shareholders' Equity	$15,342	$4,243	$—		$—		$19,585

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2024

(in millions, except per-share amounts)	Historical Alaska Air Group	Historical Hawaiian	Reclassification and Policy Adjustments		Pro Forma Adjustments		Condensed Combined Pro Forma
			Note 3		Note 4
Operating Revenue
Passenger revenue	$4,655	$1,249	$—		$—		$5,904
Mileage Plan other revenue	338	—	57	(a)	—		395
Cargo and other revenue	136	—	70	(b)	—		206
Other revenue	—	128	(128)	(b)	—		—
Total Operating Revenue	5,129	1,377	(1)		—		6,505

Operating Expenses
Wages and benefits	1,586	527	(10)	(c)	(1)	(n)	2,102
Variable incentive pay	93	—	10	(c)	—		103
Aircraft fuel, including hedging gains and losses	1,180	368	12	(d)	—		1,560
Aircraft maintenance	251	141	10	(e)	—		402
Aircraft rent	93	59	(12)	(f)	—		140
Landing fees and other rentals	338	88	8	(g)	—		434
Contracted services	203	—	19	(h)	—		222
Selling expenses	161	57	4	(i)	—		222
Depreciation and amortization	254	68	3	(j)	15	(o)	340
Food and beverage service	125	—	45	(k)	—		170
Third-party regional carrier expense	118	—	53	(l)	—		171
Other	391	87	31	(m)	—	(p)	509
Special items - operating	180	—	15	(n)	—		195
Aircraft and passenger servicing	—	93	(93)	(o)	—		—
Purchased services	—	78	(78)	(p)	—		—
Special items	—	15	(15)	(n)	—		—
Total Operating Expenses	4,973	1,581	2		14		6,570
Operating Loss	156	(204)	(3)		(14)		(65)

Non-operating Income (Expense)
Interest income	41	21	—		—		62
Interest expense	(71)	(53)	1	(q)	(13)	(r)	(136)
Interest capitalized	12	6	—		—		18
Gains (losses) on fuel derivatives	—	(2)	2	(d)	—		—
Other components of net periodic benefit cost	—	(2)	2	(r)	—		—
Gains (losses) on foreign debt, net	—	15	(15)	(r)	—		—
Other - net	0	(1)	13	(r)	—		12
Total Non-operating Income (Expense)	(18)	(16)	3		(13)		(44)
Income (Loss) Before Income Tax	138	(220)	—		(27)		(109)
Income tax expense	50	(15)	—		(7)	(s)	28
Net Loss	$88	$(205)	$—		$(20)		$(137)

Basic Loss Per Share:	$0.70						$(1.09)
Diluted Loss Per Share:	$0.69						$(1.07)
Weighted Average Shares Outstanding used for computation:
Basic	126.153						126.153
Diluted	127.857						127.857

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2023

(in millions, except per-share amounts)	Historical Alaska Air Group	Historical Hawaiian	Reclassification and Policy Adjustments		Pro Forma Adjustments		Condensed Combined Pro Forma
			Note 3		Note 4
Operating Revenue
Passenger revenue	$9,526	$2,460	$—		$—		$11,986
Mileage Plan other revenue	648	—	124	(a)	—		772
Cargo and other revenue	252	—	130	(b)	—		382
Other revenue	—	256	(256)	(b)	—		—
Total Operating Revenue	10,426	2,716	(2)		—		13,140

Operating Expenses
Wages and benefits	3,041	951	(37)	(c)	(9)	(n)	3,946
Variable incentive pay	200	—	20	(d)	—		220
Aircraft fuel, including hedging gains and losses	2,641	766	32	(e)	—		3,439
Aircraft maintenance	488	244	12	(f)	—		744
Aircraft rent	208	110	(14)	(g)	—		304
Landing fees and other rentals	680	171	14	(h)	—		865
Contracted services	389	—	36	(i)	—		425
Selling expenses	303	117	10	(j)	—		430
Depreciation and amortization	451	134	5	(k)	31	(o)	621
Food and beverage service	241	—	86	(l)	—		327
Third-party regional carrier expense	218	—	102	(m)	—		320
Other	729	184	50	(n)	(1)	(p)	962
Special items - operating	392	—	11	(o)	55	(q)	458
Special items - labor and related	51	—	17	(c)	—		68
Aircraft and passenger servicing	—	177	(177)	(p)	—		—
Purchased services	—	145	(145)	(q)	—		—
Special items	—	11	(11)	(o)	—		—
Total Operating Expenses	10,032	3,010	11		76		13,129
Operating Income	394	(294)	(13)		(76)		11

Non-operating Income (Expense)
Interest income	80	57	—		—		137
Interest expense	(121)	(90)	1	(r)	(26)	(r)	(236)
Interest capitalized	27	9	—		—		36
Special items - net non-operating	(18)	—	—		—		(18)
Other components of net periodic benefit cost	—	(7)	7	(s)	—		—
Gains (losses) on fuel derivatives	—	(12)	12	(e)	—		—
Gains (losses) on investments, net	—	(1)	1	(s)	—		—
Gains (losses) on foreign debt, net	—	12	(12)	(s)	—		—
Other - net	(39)	(1)	4	(s)	0		(36)
Total Non-operating Income (Expense)	(71)	(33)	13		(26)		(117)
Income (Loss) Before Income Tax	323	(327)	—		(102)		(106)
Income tax expense	88	(67)	—		(16)	(s)	$5
Net Income	$235	$(260)	$—		$(86)		$(111)

Basic Earnings Per Share	$1.84						$(0.87)
Diluted Earnings Per Share	$1.83						$(0.86)
Weighted Average Shares Outstanding used for computation:
Basic	127.375						127.375
Diluted	128.708						128.708

ALASKA AIR GROUP
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations
Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information is based on Air Group’s and Hawaiian’s historical consolidated financial statements as adjusted to give effect to the Merger. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give effect to the Merger as if it had occurred on January 1, 2023. The unaudited condensed combined pro forma balance sheet as of June 30, 2024 gives effect to the Merger as if it had occurred on June 30, 2024.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited consolidated financial statements of Hawaiian filed with the SEC, portions of which are included herein and incorporated by reference herein, as well as the audited and unaudited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Air Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in its Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted; however, management believes that the disclosures provided are adequate to make the information presented not misleading.

Note 2. Calculation of Purchase Price Consideration and Provisional Purchase Price Allocation

The fair value of consideration transferred on the closing date includes the value of the cash consideration, accelerated and vested equity awards attributable to pre-acquisition service, and change in control payments. The purchase price is as follows:

(in millions, except per share price)	Purchase Price Consideration
Number of shares of Hawaiian common stock issued and outstanding as of September 18, 2024	52
Multiplied by cash consideration for each share of common stock per the merger agreement	$18
Cash consideration paid for common stock issued and outstanding as of September 18, 2024	$936
Cash consideration paid for settlement of accelerated and vested awards and change in control payments	41
Total	$977

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Hawaiian are recorded at the acquisition date fair values and added to those of Air Group. The pro forma adjustments are provisional and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of June 30, 2024, and have been prepared to illustrate the estimated effect of the Merger. The allocation is dependent upon certain valuation and other analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a provisional allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Hawaiian based on Hawaiian’s June 30, 2024 balance sheet after the impacts of reclassifications to align with Air Group's financial statement presentation, with the excess recorded as goodwill:

(in millions)	Book Value - Historical Hawaiian as adjusted for Reclassification	Adjustments	Fair Value
Cash and cash equivalents	$510	—	$510
Restricted cash	17	—	17
Marketable securities	746	—	746
Receivables – net	114	—	114
Inventories and supplies – net	71	—	71
Prepaid expenses	70	—	70
Other current assets	4	—	4
Property and equipment, net	2,205	(403)	1,802
Operating lease assets	372	(22)	350
Goodwill and intangible assets	14	731	745
Other noncurrent assets	120	(29)	91
Total Assets	$4,243	$277	$4,520
Accounts payable	37	—	37
Accrued wages, vacation and payroll taxes	135	—	135
Air traffic liability	574	—	574
Other accrued liabilities	189	4	193
Deferred revenue	223	—	223
Current portion of operating lease liabilities	75	2	77
Current portion of long-term debt and finance leases	141	(9)	132
Long-Term Debt, Net of Current Portion	2,122	(143)	1,979
Long-term operating lease liabilities, net of current portion	267	6	273
Deferred income taxes	53	68	121
Deferred revenue	301	—	301
Obligation for pension and post-retirement medical benefits	152	—	152
Other liabilities	79	(13)	66
Total Liabilities	$4,348	$(85)	$4,263
Net assets acquired (a)			$257
Estimated purchase consideration (b)			977
Estimated goodwill (b) - (a)			$720

Provisional identifiable intangible assets consist of anticipated intangibles derived from trademarks, customer relationships, and contract assets. The amortization related to those intangible assets that have finite useful lives is reflected as a pro forma adjustment to the pro forma statements of operations, as further described in Note 4(e).

The deferred income taxes of Hawaiian represent an overall deferred tax liability primarily related to property, plant, and equipment. However, Hawaiian also has deferred tax assets primarily related to Hawaiian's net operating loss carryforwards and other tax attributes. The fair market value adjustments to the overall deferred tax liability is based on the tax effect of amortizable identified intangibles, as amortization of such intangibles will not be deductible for tax purposes.
Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired and largely results from expected future synergies from combining operations as well as an assembled workforce, which does not qualify for separate recognition. Goodwill is not amortized but is reviewed for impairment at least annually. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.

The amounts above are considered provisional and are subject to change up to one year following the acquisition date and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

Note 3. Reclassification and Accounting Policy Adjustments

The column "Reclassification and Policy Adjustments" reflects accounting policy and financial statement presentation reclassification adjustments made to align Hawaiian's accounting policies and historical financial statement presentation to those of Air Group.

Upon consummation of the Merger, Hawaiian adopted Air Group’s accounting policies. Certain procedures were performed to identify material differences in significant accounting policies between Air Group and Hawaiian and any accounting adjustments that would be required to align such policies and related disclosures. These procedures involved a review of Hawaiian’s summary of significant accounting policies, including those disclosed in Hawaiian’s historical audited financial statements for the year ended December 31, 2023, and historical unaudited financial statements for the six months ended June 30, 2024. Procedures performed also involved preliminary discussions with Hawaiian management regarding Hawaiian’s significant accounting policies.

Adjustments to the Balance Sheet as of June 30, 2024

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined balance sheets are as follows:

(a)Adjust “Restricted cash” as follows:

(in millions)	Adjustment
From Other noncurrent assets	$17
Total Reclassification Adjustment	$17

(b)Adjust “Receivables - net” as follows:

(in millions)	Adjustment
From Income tax receivables	$3
Total Reclassification Adjustment	$3

(c)Adjust “Prepaid expense” as follows:

(in millions)	Adjustment
To Other noncurrent assets	$(6)
To Other current assets	(3)
Total Reclassification Adjustment	$(9)

(d)Adjust “Other current assets” as follows:

(in millions)	Adjustment
From Prepaid expense	$3
From Assets held-for-sale	1
Total Reclassification Adjustment	$4

(e) Adjust “Property and Equipment - Net” as follows:

(in millions)	Adjustment
From Long-term prepayments and other	$5
Total Reclassification Adjustment	$5

(f) Adjust “Asset held-for-sale” as follows:

(in millions)	Adjustment
To Other current assets	$(1)
Total Reclassification Adjustment	$(1)

(g) Adjust “Long-term prepayments and other” as follows:

(in millions)	Adjustment
To Property and Equipment - Net	$(5)
To Other noncurrent assets	(114)
Total Reclassification Adjustment	$(119)

(h) Adjust “Other noncurrent assets” as follows:

(in millions)	Adjustment
From Prepaid expense	$6
From Long-term prepayments and other	114
Total Reclassification Adjustment	$120

(i) Adjust “Accounts payable” as follows:

(in millions)	Adjustment
To Other accrued liabilities	$(127)
To Accrued wages, vacation and payroll taxes	(36)
Total Reclassification Adjustment	$(163)

(j) Adjust “Accrued wages, vacation and payroll taxes” as follows:

(in millions)	Adjustment
From Other accrued liabilities	$99
From Accounts payable	36
Total Reclassification Adjustment	$135

(k) Adjust “Air traffic liability” as follows:

(in millions)	Adjustment
From Air traffic liability and current frequent flyer deferred revenue	$574
Total Reclassification Adjustment	$574

(l) Adjust “Other accrued liabilities” as follows:

(in millions)	Adjustment
To Accrued wages, vacation and payroll taxes	$(99)
To Obligation for pension and post-retirement medical benefits	(8)
To Deferred revenue	(4)
From Accounts payable	127
Total Reclassification Adjustment	$16

(m) Adjust “Deferred revenue” as follows:

(in millions)	Adjustment
From Other accrued liabilities	$4
From Air traffic liability and current frequent flyer deferred revenue	219
Total Reclassification Adjustment	$223

(n) Adjust “Current portion of long-term debt and finance leases” as follows:

(in millions)	Adjustment
From Current maturities of finance lease obligations	$9
Total Reclassification Adjustment	$9

(o) Adjust “Air traffic liability and current frequent flyer deferred revenue” as follows:

(in millions)	Adjustment
To Deferred revenue	$(219)
To Air traffic liability	(574)
Total Reclassification Adjustment	$(793)

(p) Adjust “Long-Term Debt, Net of Current Portion” as follows:

(in millions)	Adjustment
From Noncurrent finance lease obligations	$54
Total Reclassification Adjustment	$54

(q) Adjust “Deferred revenue” as follows:

(in millions)	Adjustment
From Other liabilities	$5
Total Reclassification Adjustment	$5

(r) Adjust “Obligation for pension and post-retirement medical benefits” as follows:

(in millions)	Adjustment
From Other accrued liabilities	$8
Total Reclassification Adjustment	$8

Adjustments to the Statement of Operations for the Six Months Ended June 30, 2024

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 are as follows:

(a) Adjust "Mileage Plan other revenue" as follows:

(in millions)	Adjustment
From Selling expenses	$(1)
To Other revenue	58
Total Reclassification Adjustment	$57

(b) Adjust "Other revenue" as follows:

(in millions)	Adjustment
To Mileage Plan other revenue	$(58)
To Cargo and other revenue	(70)
Total Reclassification Adjustment	$(128)

(c) Adjust "Variable incentive pay" as follows:

(in millions)	Adjustment
From Wages and benefits	$10
Total Reclassification Adjustment	$10

(d) Adjust "Aircraft fuel, including hedging gains and losses" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$10
From Gains (losses) on fuel derivatives	2
Total Reclassification Adjustment	$12

(e) Adjust "Aircraft maintenance" as follows:

(in millions)	Adjustment
From Aircraft rent	$12
To Landing fees and other rentals	(1)
To Contracted services	(1)
Total Reclassification Adjustment	$10

(f) Adjust "Aircraft rent" as follows:

(in millions)	Adjustment
To Aircraft maintenance	$(12)
Total Reclassification Adjustment	(12)

(g) Adjust "Landing fees and other rentals" as follows:

(in millions)	Adjustment
From Purchased services	$7
From Aircraft maintenance	1
Total Reclassification Adjustment	$8

(h) Adjust "Contracted services" as follows:

(in millions)	Adjustment
From Aircraft maintenance	$1
From Aircraft and passenger servicing	3
From Purchased services	13
From Other	2
Total Reclassification Adjustment	$19

(i) Adjust "Selling expenses" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$2
From Purchased services	4
To Food and beverage service	(1)
To Mileage Plan other revenue	(1)
Total Reclassification Adjustment	$4

(j) Adjust "Depreciation and amortization" as follows:

(in millions)	Adjustment
From Other	$3
Total Reclassification Adjustment	$3

(k) Adjust "Food and beverage service" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$44
From Selling expenses	1
Total Reclassification Adjustment	$45

(l) Adjust "Third-party regional carrier expense" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$30
From Purchased services	23
Total Reclassification Adjustment	$53

(m) Adjust "Other" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$4
From Purchased services	31
From Interest expense	1
To Contracted services	(2)
To Depreciation and amortization	(3)
Total Reclassification Adjustment	$31

(n) Adjust "Special items - operating" as follows:

(in millions)	Adjustment
From Special items	$15
Total Reclassification Adjustment	$15

(o) Adjust "Aircraft and passenger servicing" as follows:

(in millions)	Adjustment
To Aircraft fuel, including hedging gains and losses	$(10)
To Selling expenses	(2)
To Contracted services	(3)
To Food and beverage service	(44)
To Third-party regional carrier expense	(30)
To Other	(4)
Total Reclassification Adjustment	$(93)

(p) Adjust "Purchased services" as follows:

(in millions)	Adjustment
To Contracted services	$(13)
To Selling expenses	(4)
To Third-party regional carrier expense	(23)
To Other	(31)
To Landing fees and other rentals	(7)
Total Reclassification Adjustment	$(78)

(q) Adjust "Interest expense" as follows:

(in millions)	Adjustment
To Other	$1
Total Reclassification Adjustment	$1

(r) Adjust "Other - net" as follows:

(in millions)	Adjustment
From Gains (losses) on foreign debt, net	$15
From Other components of net periodic benefit cost	(2)
Total Reclassification Adjustment	$13

Adjustments to the Statement of Operations for the Year Ended December 31, 2023

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(a) Adjust "Mileage Plan other revenue" as follows:

(in millions)	Adjustment
From Selling expenses	$(2)
To Other revenue	126
Total Reclassification Adjustment	$124

(b) Adjust "Other revenue" as follows:

(in millions)	Adjustment
To Mileage Plan other revenue	$(126)
To Cargo and other revenue	(130)
Total Reclassification Adjustment	$(256)

(c) Adjust "Wages and benefits" as follows:

(in millions)	Adjustment
To Variable incentive pay	$(20)
To Special items - labor and other	(17)
Total Reclassification Adjustment	$(37)

(d) Adjust "Variable incentive pay" as follows:

(in millions)	Adjustment
From Wages and benefits	$20
Total Reclassification Adjustment	$20

(e) Adjust "Aircraft fuel, including hedging gains and losses" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$20
From Gains (losses) on fuel derivatives	12
Total Reclassification Adjustment	$32

(f) Adjust "Aircraft maintenance" as follows:

(in millions)	Adjustment
From Aircraft rent	$14
To Contracted services	(2)
Total Reclassification Adjustment	$12

(g) Adjust "Aircraft rent" as follows:

(in millions)	Adjustment
To Aircraft maintenance	$(14)
Total Reclassification Adjustment	$(14)

(h) Adjust "Landing fees and other rentals" as follows:

(in millions)	Adjustment
From Purchased services	$14
Total Reclassification Adjustment	$14

(i) Adjust "Contracted services" as follows:

(in millions)	Adjustment
From Aircraft maintenance	$2
From Aircraft and passenger servicing	7
From Purchased services	22
From Other	5
Total Reclassification Adjustment	$36

(j) Adjust "Selling expenses" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$4
From Purchased services	10
To Food and beverage service	(2)
To Mileage Plan other revenue	(2)
Total Reclassification Adjustment	$10

(k) Adjust "Depreciation and amortization" as follows:

(in millions)	Adjustment
From Other	$5
Total Reclassification Adjustment	$5

(l) Adjust "Food and beverage service" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$84
From Selling expenses	2
Total Reclassification Adjustment	$86

(m) Adjust "Third-party regional carrier expense" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$54
From Purchased services	48
Total Reclassification Adjustment	$102

(n) Adjust "Other" as follows:

(in millions)	Adjustment
From Aircraft and passenger servicing	$8
From Purchased services	51
From Interest expense	1
To Contracted services	(5)
To Depreciation and amortization	(5)
Total Reclassification Adjustment	$50

(o) Adjust "Special items - operating" as follows:

(in millions)	Adjustment
From Special items	$11
Total Reclassification Adjustment	$11

(p) Adjust "Aircraft and passenger servicing" as follows:

(in millions)	Adjustment
To Aircraft fuel, including hedging gains and losses	$(20)
To Selling expenses	(4)
To Contracted services	(7)
To Food and beverage service	(84)
To Third-party regional carrier expense	(54)
To Other	(8)
Total Reclassification Adjustment	$(177)

(q) Adjust "Purchased services" as follows:

(in millions)	Adjustment
To Contracted services	$(22)
To Selling expenses	(10)
To Third-party regional carrier expense	(48)
To Other	(51)
To Landing fees and other rentals	(14)
Total Reclassification Adjustment	$(145)

(r) Adjust "Interest expense" as follows:

(in millions)	Adjustment
To Other	$1
Total Reclassification Adjustment	$1

(s) Adjust "Other - net" as follows:

(in millions)	Adjustment
From Gains (losses) on foreign debt, net	$(12)
From Gains (losses) on investments, net	1
From Other components of net periodic benefit cost	7
Total Reclassification and Policy Adjustment	$(4)

The accounting policy adjustment on the unaudited pro forma financial information to conform Hawaiian’s policies to those of Air Group pertain to the property tax accrual in timing of expense recognition to align to Alaska's accounting policy.

Note 4. Pro Forma Adjustments

Balance Sheet Adjustments

The unaudited pro forma adjustments related to Hawaiian included in the unaudited pro forma condensed combined balance sheets are as follows:

(a)Cash and cash equivalents

Reflects total cash purchase price, adjusted for cash provided for payment of consideration, change in control payments, and accelerated vesting of awards:

(in millions)	June 30, 2024
Cash consideration paid for settlement of accelerated and vested awards and change in control payments	$977
Cash paid for accelerated RSU settlement and double trigger payments	20
Total pro forma adjustments to Cash and cash equivalents	$997
(b)Property and Equipment - Net

Reflects the estimated adjustment to record Hawaiian's property and equipment at its provisional fair value. This adjustment included elimination of all of Hawaiian's accumulated depreciation, as well as the remeasurement of Hawaiian's finance lease assets at the same amount as acquired lease liabilities.

(in millions)	June 30, 2024
To eliminate the historical net book value of Hawaiian's property and equipment	$(2,205)
Aircraft and other flight equipment	1,373
Other property and equipment	220
Deposit for future equipment	209
Total pro forma adjustments to Property and Equipment - Net	$(403)
(c)Operating lease assets

Reflects an adjustment to remeasure Hawaiian's right of use operating lease assets at the same amount as acquired lease liabilities.

(in millions)	June 30, 2024
To eliminate pre-existing Operating lease assets from Hawaiian books	$(372)
To record Operating lease assets remeasurement	350
Total pro forma adjustments to Operating lease assets	$(22)
(d)Goodwill
Reflects provisional goodwill for the purchase consideration in excess of the fair value of net assets acquired in connection with the Hawaiian acquisition. Refer to Note 2 for the calculation.

(e)Intangible assets

Reflects the provisional estimates of fair values of the following intangible assets identified in the acquisition:

(in millions)	June 30, 2024	Weighted average useful life
To eliminate the historical net book value of Hawaiian's intangible assets	$(14)
Fair Value:
Trademark	380	indefinite
Customer relationships	220	18
Slots	2	indefinite
Contract assets	143	3
Total pro forma adjustments to Intangible assets	$731
The fair value of intangible assets is based on management’s provisional valuation as of June 30, 2024. Trademarks will be accounted for as an indefinite-lived intangible asset. The useful life of customer relationships is based on the related estimated economic lives. The useful life of the contract asset is based on the calculation and application of an attrition rate, which is estimated based upon historical trends and is used to project the expected decline anticipated from the agreements.

(f)Other noncurrent assets

Reflects the adjustment for the write off of certain start up costs and unamortized debt costs.

(in millions)	June 30, 2024
To write off Hawaiian's start up costs	$(28)
To write off Hawaiian's unamortized debt costs	(1)
Total pro forma adjustments to Other noncurrent assets	$(29)
(g)Accounts payable

Reflects the transaction accounting adjustment to record estimated nonrecurring transaction costs of approximately $35 million that are expected to be incurred by Alaska and are not reflected in the historical financial statements. These transaction costs are based on preliminary estimates and the final amounts and resulting effect on Alaska’s financial position and results of operations may differ significantly.

(h)Other accrued liabilities

Reflects an adjustment of approximately $4 million to record Hawaiian's property taxes accrual after the effects of the policy adjustment discussed in Note 3 to reflect the property tax accrual in Other accrued liability.
(i)Operating lease liabilities

Reflects an adjustment to remeasure Hawaiian's operating lease liabilities. The adjustment is made based on the remeasurement of the present value of remaining lease payments as if the acquired leases were new leases of Air Group at the acquisition date using Alaska's discount rate.

(in millions)	June 30, 2024
	Current	Noncurrent
To eliminate pre-existing Operating lease liability from Hawaiian books	$(75)	$(267)
To record Operating lease liability remeasurement	77	273
Total pro forma adjustments to Operating lease liability	$2	$6

(j)Debt

Reflects the adjustments to record Hawaiian's debt at provisional estimates of fair value and the remeasurement of Hawaiian's finance lease liabilities as follows:

(in millions)	June 30, 2024
	Current	Noncurrent
To eliminate the historical value of third-party debt of Hawaiian	$(132)	$(2,068)
To record provisional estimate of fair value of Hawaiian's third-party debt	123	1,926
To remeasure Hawaiian's finance lease liabilities	—	(1)
Total pro forma adjustments to Debt	$(9)	$(143)

(k)Deferred income taxes

Reflects the adjustment to record deferred income tax assets at provisional estimates of fair value as follows:

(in millions)	June 30, 2024
To eliminate the historical deferred tax liability of Hawaiian	$(53)
To record provisional estimate of fair value of Hawaiian's deferred tax liability	121
Total pro forma adjustments to Deferred income taxes	$68
This estimate of deferred taxes was determined based on Air Group's expected ability to use Hawaiian's net operating loss carryforwards and other tax attributes in future periods, as well as the excess of the fair values of the acquired assets and liabilities over the tax basis of the assets and liabilities to be acquired. Hawaiian’s tax attributes will be subject to change in control limitations under current tax law, but such limitations are not expected to require additional valuation adjustments based upon preliminary estimates. Air Group has made no adjustments to Hawaiian’s historical deferred tax asset valuation and will continue to assess for realizability which could change upon consolidation. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur.
(l)Other liabilities

Reflects adjustments of approximately $13 million to other liabilities to write off the unamortized Amazon start-up costs.

(m)Shareholders' Equity

Eliminates Hawaiian's historical shareholders' equity including capital in excess of par value, accumulated other comprehensive loss, and retained earnings, and records the effect of estimated transaction costs and accelerated compensation settlement.

Retained earnings were adjusted as follows:

(in millions)	June 30, 2024
To eliminate common stock and paid in capital of Hawaiian	$(297)
To eliminate the AOCI of Hawaiian	77
To eliminate the historical retained earnings of Hawaiian	325
To record estimated transaction costs that have been incurred after 6/30/2024	(35)
To record accelerated compensation settlement	(20)
Total pro forma adjustments to Shareholders' Equity	$50

Statement of Operations Adjustments
The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(n) Wages and benefits
Reflects the elimination of any prior stock compensation expense recorded in the historical financials related to Hawaiian Restricted Stock Unit (RSU) and Performance Stock Unit (PSU) awards. The amounts eliminated were $1 million and $9 million for the six months ended June 30, 2024 and for the year ended December 31, 2023, respectively.
(o) Depreciation and amortization
Reflects depreciation and amortization expense related to property and equipment and identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized and are discussed in Note (e) above.

The net adjustment for depreciation and amortization is as follows:

(in millions)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To record the impact of adjusting depreciation expense related to the fair value adjustments and remaining useful life adjustments of PP&E as part of purchase accounting	$(15)	$(29)
To record the net impact for elimination of historical amortization and adjusting for amortization related to the fair value of intangibles	30	60
Total pro forma adjustments to Depreciation and amortization	$15	$31
(p) Other
Reflects the impact of property tax accrual that is not reflected in Hawaiian's historical financial statements as Hawaiian did not historically accrue for property taxes. Based on Alaska's accounting policy, property tax is accrued for on a monthly basis, and hence the subsequent impact shall be recorded as a pro forma adjustment. Additionally, reflects the elimination of any prior stock compensation expense recorded in the historical financials related to Hawaiian Restricted Stock Unit (RSU) and Performance Stock Unit (PSU) awards.

(in millions)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To eliminate historical property tax expense	$(3)	$(8)
To record property tax recognized as a result of accounting policy adjustment	4	8
Pro forma adjustment to Other to eliminate historical compensation expense	(1)	(1)
Total pro forma adjustments to Other	$—	$(1)

(q) Special items—operating
Reflects transaction accounting adjustments to estimate nonrecurring transaction costs of approximately $35 million that are expected to be incurred by Alaska, including advisory, legal, regulatory, accounting, valuation and other professional fees. The transaction costs are reflected within the condensed combined consolidated statement of operations for the year ended December 31, 2023. These transaction costs are based on preliminary estimates and the final amounts and resulting effect on Alaska’s financial position and results of operations may differ significantly.
Additionally, reflects stock compensation expense of approximately $20 million related to accelerated vesting of Hawaiian Restricted Stock Unit (RSU) and Performance Stock Unit (PSU) awards due to the terms of the Merger Agreement for the year ended December 31, 2023.

(r) Interest expense
Reflects the effect to Interest expense associated with the preliminary fair value of long-term debt.

(in millions)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
To eliminate the historical amortization of debt fees & discount	$5	$9
To record the impact for interest expense related to the fair value adjustments of debt	(18)	(35)
Total pro forma adjustments to Interest expense	$(13)	$(26)
(s) Income tax expense

Reflects the application of the statutory tax rate to each pro forma adjustment based on the jurisdiction in which the adjustment was expected to occur with adjustments for estimated non-deductible transaction costs and compensation adjustments. Although not reflected in the pro forma financial information, the effective tax rate of the Combined Company could be significantly different depending on post-acquisition activities, such as the geographical mix of taxable income affecting state taxes, permanently non-deductible expenses, and valuation of deferred tax assets,among other factors. The impact for income tax expense related to pro forma adjustments was a benefit of $7 million and $16 million for the six months ended June 30, 2024 and for the year ended December 31, 2023 respectively.

Note 5. Subsequent Event
On July 26, 2024, Hawaiian completed its private exchange offer ("Exchange Offer") for its outstanding 5.750% senior secured notes due 2026 with 11.0% senior secured notes due 2029 and cash. In connection with the Exchange Offer, Hawaiian issued $984.8 million aggregate principal amount of New Notes. The impact of the Exchange Offer is not reflected in the historical unaudited financial statements and is excluded from the unaudited pro forma condensed combined financial information as this is not related to the Merger.